                                                                   EXHIBIT 10.18

                                 TOY BIZ, INC.
                               685 Third Avenue
                              New York, NY  10017



August 27, 1997


Mr. William H. Hardie, III
c/o Fleer/Sky Box International, Inc.
1120 Rt. 73, Suite 300
Mt. Laurel, NJ 08054

Dear Tuck:

It is with great pleasure that I extend our offer to you to join Toy Biz as Executive Vice President, Business Affairs.


     The following confirms our offer with regard to your employment.

     STARTING DATE:    Effective September 1, 1997 or as soon thereafter as
                       practicable.

     TITLE:            Executive Vice President, Business Affairs.

     SALARY: $250,000 per year. Your performance will be reviewed annually for merit raise consideration.

     BONUS: You will be guaranteed a bonus of $25,000 per year. You will remain eligible to participate in the bonus program established for all Toy Biz senior executive officers.

     RELOCATION        You will be provided with customary relocation benefits
     ASSISTANCE:       under the Company's standard policies.

     BENEFITS:         You will participate in all benefit programs available to
                       Toy Biz employees, a copy of such present programs will be provided to you.

     VACATION:         You will receive three (3) weeks paid vacation annually.

     STOCK OPTIONS:    You will receive an award of shares in an amount to be
                       agreed, in accordance with existing Company policies.

WILLIAM H. HARDIE, III                                          August 27, 1997

     TERM:             This agreement will be for a period of three (3) years.
                       The Company retains the right to terminate this agreement in the case of your gross negligence, willful misconduct or acts of moral turpitude.

     CAR: You will be entitled to a car allowance of $700 per month.

     SEVERANCE:        The company may terminate employment under this contract
                       at any time. If the contract is terminated, the employee will be entitled to twelve (12) months of salary continuation.

          If this letter accurately summarizes your understanding of our agreement, please so signify by executing and returning a copy of this letter to me whereupon it will become a binding agreement among you and the Company.


                                    Very truly yours,

                                    /s/ Joseph M. Ahearn

                                    Joseph M. Ahearn
                                    President and
                                    Chief Executive Officer

Agreed and accepted:

/s/ William H. Hardie, III

H. William Hardie, III

Date:

                                      -2-